EXHIBIT 99.1

News

Contacts:
Media:
Robert Grupp
610.738.6402
rgrupp@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Third-Quarter Earnings More Than Double

Quarterly Earnings Exceed Guidance

Company Again Increases 2006 Guidance and Introduces 2007 Guidance

Frazer, Pa. — November 2, 2006 — Cephalon, Inc. (Nasdaq: CEPH) today reported third-quarter 2006 revenues of $482.3 million, a 56 percent increase compared with third-quarter 2005 revenues of $309.5 million.  Adjusted sales for the quarter of $457.2 million exceeded guidance of $425 — 440 million, driven largely by strong sales of PROVIGIL® (modafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  Basic income per common share for the quarter was $1.58.  Excluding amortization expense and certain other items, basic adjusted income per common share was $1.78, a 125 percent increase over the comparable figure of $0.79 in the third quarter of 2005 and exceeding the high end of the guidance range by $0.43.

 “We are pleased to report an exceptionally strong third quarter with earnings more than double the third quarter last year led by continued growth in our CNS and pain franchises,” said Frank Baldino Jr., Ph.D., Chairman and CEO. “With the continued growth of PROVIGIL, the successful launch of FENTORA, the anticipated approval of NUVIGIL™ and our development of a market for VIVITROL, we are well positioned for strong future growth,” Baldino added.

During the quarter, central nervous system (CNS) franchise adjusted sales increased 40 percent to $212.1 million and pain franchise adjusted sales increased 81 percent to $181.7 million. Adjusted sales of other products were $63.4 million.

Based on these strong results, the company is increasing its guidance for 2006 total adjusted sales from $1.525 — 1.575 billion to $1.660 — 1.675 billion, and basic adjusted income per common share from $4.10 — 4.30 per share to $5.10 — 5.20 per share.

— more —

SOURCE:  Cephalon, Inc. ● 41 Moores Road ● Frazer, PA  19355 ● (610) 344-0200 ● Fax (610) 344-0065

Adjusted sales and basic adjusted income per common share guidance for the full-year 2006 and 2007 is reconciled below and is subject to the assumptions set forth therein.

Cephalon is introducing 2007 sales guidance of $1.675 — 1.725 billion. This includes CNS franchise sales of $900 — 925 million, pain franchise sales of $375 — 400 million and other product sales of $375 — 400 million.  SG&A and R&D guidance for 2007 are $680 — 710 million and $310 — 330 million, respectively.

The company also is introducing adjusted net income guidance for 2007 of $279 — 285 million. Cephalon is introducing 2007 basic adjusted income per common share guidance of $4.50 — 4.60.

Cephalon’s management will discuss the company’s third-quarter 2006 performance in a conference call with investors beginning at 5:00 p.m. U.S. EST on Thursday, November 2, 2006.  To participate in the conference call, dial +877-707-9632 or +785-830-1914 and refer to conference code number 6913304. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Newsroom,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company currently offers several products in the United States: PROVIGIL®, ACTIQ®, FENTORA® (fentanyl buccal tablet) [C-II], GABITRIL®(tiagabine hydrochloride),  TRISENOX® (arsenic trioxide injection), VIVITROL® (naltrexone for extended-release injectable suspension) and numerous products internationally. Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; guidance for adjusted  sales, adjusted net income and basic adjusted income per common share for the third quarter and full-year 2006; and guidance for sales, adjusted net income, SG&A, R&D and basic adjusted income per common share for full-year 2007; and other statements regarding matters that are not historical facts, including the Company’s progress in executing its long-term diversification strategy and the opportunities presented therein and the outlook for strong growth in the future.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of

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similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Sales,” “Adjusted Net Income (Loss),” “Basic Adjusted Income (Loss) per Common Share,” “Diluted Adjusted Income (Loss) Per Common Share,” “Adjusted Sales Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Adjusted Net Income Guidance.” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

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CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended				Three Months Ended
	September 30, 2006				September 30, 2005
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”
REVENUES:
Sales	$470,513	$(13,273	)(1)	$457,240	$294,371			$294,371
Other revenues	11,820			11,820	15,165			15,165
	482,333	(13,273)		469,060	309,536	$—		309,536
COSTS AND EXPENSES:
Cost of sales	62,356			62,356	37,629			37,629
Research and development	81,012	(3,368	)(2)	77,644	91,934			91,934
Selling, general and administrative	157,490	(5,368	)(3)	152,122	103,253			103,253
Depreciation and amortization	29,849	(20,804	)(4)	9,045	22,346	(15,451	)(4)	6,895
Acquired in-process research and development	—	—		—	5,500	(5,500	)(6)	—
	330,707	(29,540)		301,167	260,662	(20,951)		239,711

INCOME FROM OPERATIONS	151,626	16,267		167,893	48,874	20,951		69,825

OTHER INCOME (EXPENSE):
Interest income	7,046			7,046	7,247			7,247
Interest expense	(4,749)			(4,749)	(7,494)			(7,494)
Gain on early extinguishment of debt	—			—	2,085	(2,085	)(7)	—
Other income (expense), net	895			895	(38)			(38)
	3,192	—		3,192	1,800	(2,085)		(285)

INCOME BEFORE INCOME TAXES	154,818	16,267		171,085	50,674	18,866		69,540

INCOME TAX EXPENSE	59,077	4,102	(5)	63,179	21,331	2,105	(5)	23,436

NET INCOME	$95,741	$12,165		$107,906	$29,343	$16,761		$46,104

BASIC INCOME PER COMMON SHARE	$1.58			$1.78	$0.51			$0.79

DILUTED INCOME PER COMMON SHARE	$1.43			$1.61	$0.50			$0.78

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	60,762			60,762	58,064			58,064

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	67,072			67,072	59,398			59,408

CEPHALON, INC. AND SUBSIDIARIES

Notes to Reconciliation of GAAP Net Income to “Adjusted” Net Income
Three Months Ended September 30, 2006 and September 30, 2005

(1)                   To exclude the U.S. Department of Defense (“DoD”) Tricare program reversal as a result of the September 2006 ruling.

(2)                   To exclude charges related to the net impact of the adoption of the new stock compensation accounting rules (representing half of the total stock option compensation expense recorded based on the employees’ compensation allocation).

(3)                   To exclude charges associated with the settlement of the PROVIGIL patent litigation with Carlsbad Technology, Inc. in August 2006 ($2.0 million) and the net impact of the adoption of the new stock compensation accounting rules ($3.4 million, representing half of the total stock option compensation expense recorded based on the employees’ compensation allocation).

(4)                   To exclude the on-going amortization of acquired intangible assets.

(5)                   To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in liabilities.

(6)                   To exclude in-process research and development charges.

(7)                   To exclude the gain on early extinguishment of debt related to the repurchase of $511.7 million of our 2.5% convertible subordinated notes due December 2006.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended				Nine Months Ended
	September 30, 2006				September 30, 2005
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”
REVENUES:
Sales	$1,246,825	$(13,273	)(1)	$1,233,552	$833,588			$833,588
Other revenues	32,562			32,562	41,900			41,900
	1,279,387	(13,273)		1,266,114	875,488	$—		875,488
COSTS AND EXPENSES:
Cost of sales	189,848	(8,610	)(2)	181,238	114,093			114,093
Research and development	279,765	(56,554	)(3)	223,211	255,591			255,591
Selling, general and administrative	460,068	(21,541	)(4)	438,527	302,904			302,904
Depreciation and amortization	85,989	(60,765	)(5)	25,224	61,151	(42,178	)(5)	18,973
Impairment charge	12,417	(12,417	)(6)	—	—			—
Acquired in-process research and development	—	—		—	295,615	(295,615	)(9)	—
	1,028,087	(159,887)		868,200	1,029,354	(337,793)		691,561

INCOME (LOSS) FROM OPERATIONS	251,300	146,614		397,914	(153,866)	337,793		183,927

OTHER INCOME (EXPENSE):
Interest income	16,736			16,736	19,559			19,559
Interest expense	(13,523)			(13,523)	(19,311)			(19,311)
Write-off of deferred debt issuance costs	(13,105)	13,105	(7)	—	—			—
Gain on early extinguishment of debt	—			—	2,085	(2,085	)(10)	—
Other income (expense), net	(116)			(116)	1,983			1,983
	(10,008)	13,105		3,097	4,316	(2,085)		2,231

INCOME (LOSS) BEFORE INCOME TAXES	241,292	159,719		401,011	(149,550)	335,708		186,158

INCOME TAX EXPENSE	91,567	52,847	(8)	144,414	43,477	18,278	(8)	61,755

NET INCOME (LOSS)	$149,725	$106,872		$256,597	$(193,027)	$317,430		$124,403

BASIC INCOME (LOSS) PER COMMON SHARE	$2.48			$4.25	$(3.33)			$2.14

DILUTED INCOME (LOSS) PER COMMON SHARE	$2.17			$3.72	$(3.33)			$2.04

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	60,415			60,415	58,035			58,035

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	68,921			68,921	58,035			63,149

CEPHALON, INC. AND SUBSIDIARIES

Notes to Reconciliation of GAAP Net Income (Loss) to “Adjusted” Net Income

Nine Months Ended September 30, 2006 and September 30, 2005

(1)                   To exclude the DoD Tricare program reversal as a result of the September 2006 ruling.

(2)                   To exclude the reserve for SPARLON capitalized inventory costs.

(3)                   To exclude charges related to payments for several product development collaborations ($45.0 million) and the net impact of the adoption of the new stock compensation accounting rules ($11.6 million, representing half of the total stock option compensation expense recorded based on the employees’ compensation allocation).

(4)                   To exclude charges associated with the settlement of the PROVIGIL patent litigation ($6.0 million), employee severance costs associated with the European integration and restructuring ($4.0 million) and the net impact of the adoption of the new stock compensation accounting rules ($11.6 million, representing half of the total stock option compensation expense recorded based on the employees’ compensation allocation).

(5)                   To exclude the on-going amortization of acquired intangible assets.

(6)                   To exclude charges related to the impairment of an intangible asset.

(7)                   To exclude the write-off of deferred debt issuance costs related to the Zero Coupon convertible subordinated notes.

(8)                   To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in liabilities.

(9)                   To exclude in-process research and development charges related to the acquisition of Salmedix ($130.1 million), VIVITROL ($160.0 million) and other ($5.5 million).

(10)             To exclude the gain on early extinguishment of debt related to the repurchase of $511.7 million of our 2.5% convertible subordinated notes due December 2006.

CEPHALON, INC. AND SUBSIDIARIES

“ADJUSTED” CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	September 30,						Increase
	2006			2005			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$186,568	$11,081	$197,649	$126,387	$8,103	$134,490	48%	37%	47%
GABITRIL	13,729	723	14,452	15,178	1,333	16,511	(10)%	(46)%	(12)%
CNS Disorders	200,297	11,804	212,101	141,565	9,436	151,001	41%	25%	40%

Pain	174,147	7,585	181,732	95,485	4,759	100,244	82%	59%	81%

Other	13,292	50,115	63,407	15,575	27,551	43,126	(15)%	82%	47%

	$387,736	$69,504	$457,240	$252,625	$41,746	$294,371	53%	66%	55%

	Nine Months Ended						%
	September 30,						Increase
	2006			2005			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$494,047	$29,219	$523,266	$338,529	$26,009	$364,538	46%	12%	44%
GABITRIL	41,291	3,510	44,801	54,023	4,562	58,585	(24)%	(23)%	(24)%
CNS Disorders	535,338	32,729	568,067	392,552	30,571	423,123	36%	7%	34%

Pain	452,175	19,213	471,388	282,105	11,904	294,009	60%	61%	60%

Other	41,661	152,436	194,097	36,319	80,137	116,456	15%	90%	67%

	$1,029,174	$204,378	$1,233,552	$710,976	$122,612	$833,588	45%	67%	48%

NOTE:  Amounts exclude the impact of the DoD Tricare program reversal of $13.3 million which reduced GAAP U.S. sales of PROVIGIL, GABITRIL and ACTIQ (Pain) by $6.9 million, $0.9 million and $5.5 million, respectively, for both the three and nine months ended September 30, 2006.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2006	2005
CURRENT ASSETS:
Cash and cash equivalents	$630,363	$205,060
Investments	37,619	279,030
Receivables, net	234,675	199,086
Inventory, net	164,664	137,886
Deferred tax assets, net	170,131	187,436
Other current assets	43,937	40,339
Total current assets	1,281,389	1,048,837

PROPERTY AND EQUIPMENT, net	391,846	323,830
GOODWILL	472,152	471,051
INTANGIBLE ASSETS, net	799,756	742,874
DEFERRED TAX ASSETS, net	164,919	200,629
OTHER ASSETS	17,498	31,985
	$3,127,560	$2,819,206

CURRENT LIABILITIES:
Current portion of long-term debt	$933,494	$933,160
Accounts payable	63,492	53,699
Accrued expenses	245,011	291,744
Total current liabilities	1,241,997	1,278,603

LONG-TERM DEBT	762,404	763,097
DEFERRED TAX LIABILITIES, net	87,228	110,703
OTHER LIABILITIES	58,764	54,632
Total liabilities	2,150,393	2,207,035

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	608	584
Additional paid-in capital	1,333,340	1,166,166
Treasury stock, at cost	(17,558)	(17,125)
Accumulated deficit	(420,347)	(570,072)
Accumulated other comprehensive income	81,124	32,618
Total stockholders’ equity	977,167	612,171
	$3,127,560	$2,819,206

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$149,725	$(193,027)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense	64,112	27,931
Tax benefit from stock-based compensation	—	3,956
Depreciation and amortization	94,828	70,966
Amortization of debt issuance costs	387	6,521
Write-off of debt issuance costs associated with Zero Coupon convertible subordinated notes	13,105	—
Stock-based compensation expense	32,436	7,631
Non-cash gain on early extinguishment of debt	—	(4,549)
Loss on disposals of property and equipment	2,368	949
Impairment charge	12,417	—
Acquired in-process research and development	—	130,615
Changes in operating assets and liabilities, net of effect from acquisitions:
Receivables	(30,818)	43,347
Inventory	(22,837)	(37,084)
Other assets	(5,133)	910
Accounts payable, accrued expenses and deferred revenues	(45,820)	21,671
Other liabilities	(13,580)	(11,428)
Net cash provided by operating activities	251,190	68,409

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(97,122)	(63,951)
Acquisition of Salmedix, net of cash acquired	—	(130,733)
Acquisition of TRISENOX	—	(69,722)
Acquisition of intangible assets	(115,000)	(2,652)
Sales and (purchases) of investments, net	242,660	(14,113)
Net cash provided by (used for) investing activities	30,538	(281,171)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	112,794	2,247
Windfall tax benefits from stock-based compensation	21,912	—
Acquisition of treasury stock	(433)	(32)
Payments on and retirements of long-term debt	(2,528)	(501,958)
Net proceeds from issuance of convertible subordinated notes	—	891,949
Proceeds from sale of warrants	—	217,071
Purchase of convertible note hedge	—	(382,261)
Net cash provided by financing activities	131,745	227,016

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	11,830	(3,222)

NET INCREASE IN CASH AND CASH EQUIVALENTS	425,303	11,032

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	205,060	574,244

CASH AND CASH EQUIVALENTS, END OF PERIOD	$630,363	$585,276

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Twelve Months			Twelve Months
	Ended			Ended
	December 31,			December 31,
	2006			2007

Projected GAAP basic income per common share excluding the impact of SFAS 123(R) (Current methodology)	$3.19	—	$3.29	$3.34	—	$3.44

DoD Tricare program reversal	$(0.22)	—	$(0.22)	$—	—	$—
Reserve for SPARLON capitalized inventory costs	$0.14	—	$0.14	$—	—	$—
Product development collaborations	$0.74	—	$0.74	$—	—	$—
PROVIGIL patent litigation settlement costs	$0.10	—	$0.10	$—	—	$—
European integration and restructuring charges	$0.07	—	$0.07	$—	—	$—
Impact of SFAS 123(R)	$0.51	—	$0.51	$0.48	—	$0.48
Amortization of current intangibles	$1.34	—	$1.34	$1.33	—	$1.33
Impairment charge	$0.20	—	$0.20	$—	—	$—
Write-off of deferred debt issuance costs	$0.21	—	$0.21	$—	—	$—
Tax effect of pre-tax adjustments at the applicable tax rates and certain other tax related adjustments	$(1.18)	—	$(1.18)	$(0.65)	—	$(0.65)

Basic adjusted income per common share guidance excluding the impact of SFAS 123(R) (Current methodology)	$5.10	—	$5.20	$4.50	—	$4.60

Reversal of impact of SFAS 123(R)	$(0.51)	—	$(0.51)	$(0.48)	—	$(0.48)
Reversal of tax effect of impact of SFAS 123(R)	0.19	—	0.19	0.18	—	0.18

Basic adjusted income per common share guidance including the impact of SFAS 123(R) (2007 methodology)	$4.78	—	$4.88	$4.20	—	$4.30

The Company’s guidance is being issued based on certain assumptions including:

•              Adjusted effective tax rate of 36 percent for each of 2006 and 2007; and

•              Weighted average number of common shares outstanding of 61.0 million and 62.0 million shares for the twelve months ended December 31, 2006 and 2007, respectively.